UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

FactorShares 2X: S&P500 Bull/USD Bear
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	80-0561313 (IRS Employer ID Number)
c/o Factor Capital Management, LLC 1 Penn Plaza New York, New York (Address of Principal Executive Offices)	10119 (Zip Code)
001-35089 (Commission File Number)
(212) 786-7481 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 25, 2012, Factor Capital Management, LLC, the managing owner of FactorShares 2X: S&P500 Bull/USD Bear (the “Fund”), received a notice (the “Notice”) from NYSE Regulation, Inc. (“NYSERI”) on behalf of NYSE Arca Equities, Inc. (“NYSE Arca”) stating that the staff of NYSERI has been unable to confirm that the Fund is compliant with NYSE Arca’s Rule 8.200(.02)(d)(2)(i) which states: “following the initial twelve-month period following the commencement of trading of the shares, (A) the Issuer has more than 60 days remaining until termination and there are fewer than 50 record and/or beneficial holders of Trust Issued Receipts for 30 or more consecutive trading days.” Pursuant to NYSE Arca Equities Rule 5.5(m), at a meeting to be held on November 27, 2012, the staff of NYSERI will conduct a formal review of the Fund’s listing status and the plan to address any non-compliance and will evaluate whether continued listing of the Fund is appropriate.

The Managing Owner has determined to develop a plan to address any non-compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FactorShares 2X: S&P500 Bull/USD Bear
By: Factor Capital Management, LLC, its Managing Owner
By: /s/ Samuel Masucci
Name: Samuel Masucci
Title: Chief Executive Officer

Date:  November 13, 2012